UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 21, 2006

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA

(State or Other Jurisdiction of Incorporation)

001-31940	25-1255406

(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148

(Address of Principal Executive Offices)	(Zip Code)

(724) 981-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
On June 21, 2006, F.N.B. Corporation (the Corporation) announced the appointment of Ms. Dawne S. Hickton to the Corporation Board of Directors. Ms. Hickton was appointed as a Class I director, which term expires at the 2008 Annual Meeting of Shareholders. However, under applicable state law requirements, Ms. Hickton will have to be elected by the shareholders at the Corporation’s 2007 Annual Meeting. Ms. Hickton has not been appointed to serve on any committees of the Corporation’s Board of Directors at this time. Ms. Hickton and her immediate family members do not have any reportable loans with the Corporation or its affiliates.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

99.1	Press release dated June 21, 2006 announcing the appointment of Ms. Hickton to the F.N.B. Corporation Board of Directors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION (Registrant)
By:	/s/Brian F. Lilly
	Name:	Brian F. Lilly
	Title:	Chief Financial Officer (Principal Financial Officer)

Dated: June 26, 2006